Exhibit 10.41

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (this “Third Amendment”) is made as of January 1st, 2024 (“Effective Date”), by and between ARE-NC REGION NO. 14, LLC, a Delaware limited liability company (“Landlord”), and BEAM THERAPEUTICS INC., a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord and Tenant are parties to that certain Lease Agreement dated as of August 11, 2020, as amended by that certain First Amendment to Lease dated as of June 23, 2022, and as further amended by that certain Second Amendment to Lease dated as of March 31, 2023 (as amended, the “Lease”), wherein Landlord leases to Tenant that building containing approximately 100,000 rentable square feet (the “Premises”) to be known as 10 Davis Drive, Durham, North Carolina, as more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.
B.
Project Close-Out occurred on December 7, 2023, the Total Project Costs have been determined and Landlord had delivered the calculation of Total Projects Costs and documentation supporting such calculation to Tenant.
C.
Landlord and Tenant desire to amend the Lease to, among other things, memorialize the Actual Initial Base Rent payable under the Lease based on the Total Project Costs.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Base Rent.
a.
The “Annual Return Amount” based on the Total Project Costs is $3,391,516.00, and the “Actual Initial Base Rent” payable under the Lease is $33.92 per rentable square foot of the Premises per year. The Effective Date shall be the “Base Rent Determination Date” for the purposes of Section 4 of the Lease.
b.
Commencing on January 1, 2024, the defined term “Base Rent” on page 1 of the Lease is hereby deleted in its entirety and replaced with the following:

“Base Rent: $33.92 per rentable square foot of the Premises per year (excluding, during the Base Term, the Mezzanine Space regardless of whether or not it has been converted to Occupiable Mezzanine Space (as defined in Section 43(u))), subject to adjustment pursuant to Sections 4 hereof.”

c.
In accordance with the terms of Section 4(a) of the original Lease, on or before February 1, 2024, Tenant shall deliver to Landlord funds in the amount of $260,446.00, which is equal to the amount by which the Annual Return Amount exceeds the actual Base Rent paid by Tenant for the period commencing on the Rent Commencement Date through December 31, 2023.

2.
OFAC. Tenant and Landlord are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

3.
Miscellaneous.
a.
This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.
This Third Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective agents and assigns.
c.
This Third Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Third Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
d.
Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Third Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Third Amendment.
e.
Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

TENANT:

BEAM THERAPEUTICS INC.,

a Delaware corporation

By: /s/ John Evans

John Evans

Its: CEO

☒ I hereby certify that the signature, name, and title above are my signature, name and title.

LANDLORD:

ARE-NC REGION NO. 14, LLC,

a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

a Delaware limited partnership, managing member

By: ARE-QRS CORP.,

a Maryland corporation,

general partner

By: /s/ Mark Hikin

Mark Hikin

Its: VP Real Estate Legal Affairs